UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2006


                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                                13-4051167
        (State or other jurisdiction of                  (IRS Employer
        Incorporation or organization)               Identification Number)

           550 Water Street Suite 937                         32202
            Jacksonville, FL
   (Address of principal executive offices)                (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)

Item 1.01 (b). Entry into a material definitive agreement.

In May 2005, two entities that are shareholders of the Company provided an aggregate total of approximately $21.2 million in two separate short-term loans to Gizmondo Europe. One of the loans was payable on October 31, 2005 and the other was due on November 30, 2005. The Company completed on January 9, 2006 after extensive negotiations an extension agreement on the combined debts until June 30, 2006. Under the terms of the agreement, the two notes are now combined into one note of (pound)12,681,000 (capitalizing previous accrued interests and other costs and expenses), with (pound)1,681,000 of such amount payable 14 days after Tiger or any affiliate thereof raises or borrows equity and/or debt in an aggregate amount in the vicinity of $75,000,000 or any amount in excess thereof, with all outstanding principal payable in full on June 30, 2006. Interest on the unpaid principal amount of this Note is payable at the rate of 6.5% per annum on each of January 31, February 28, March 31, April 28, May 31, and June 30 2006 and thereafter, to the extent any principal amount of this Note remains outstanding, upon demand; provided that accrued interest is not be payable until the earlier of (i) 14 days after Tiger or any affiliate thereof raises or borrows equity and/or debt in an aggregate amount in the vicinity of $75,000,000 or any amount in excess thereof and (ii) June 30, 2006. If Tiger or any affiliate thereof has not raised or borrowed equity and/or debt in an aggregate amount in the vicinity of $75,000,000 on or before March 31, 2006, all principal, interest and other amounts set forth above shall be due and payable in full on March 31, 2006. Tiger guaranteed the prompt payment in full of all amounts outstanding or otherwise owing by Gizmondo under this Note. In addition, Tiger pledged as collateral the patents and intellectual property rights of its Smart Adds product and the stock of its wholly owned subsidiary Smart Adds Inc. to secure the obligations.

Although Tiger has been in preliminary negotiations for a major equity refinancing as envisioned in the above agreement no assurances can be given that it will be able to complete such agreement. This financing in the term sheet stages calls for a $50 million refinancing from a Geneva Switzerland and London based hedged fund groups and an additional vendor credit debt line of approximately $25 million. Closing dates of the facility is based on satisfaction of following conditions including but not limited to of 1. Settlement of all outstanding litigation as shown in the Company's report on Form 10Q for the third quarter ended 2005, 2. Settlement of the UK contingent tax PAYE liability with Inland Revenue for an agreed terms and amount. 3. Compliance with all securities filings from completion of independent review of related party transactions.

The Company's Gizmondo Europe subsidiary has experienced severe financial pressures from various vendors as its cash flow has been unable to service the requirements. This has in part been aggravated by a lack of investor funding. The company has been actively negotiating for further funds from debt and equity sources to assist the cash flow needs of Gizmondo Europe but there can be no assurances that this will be achieved. The Company may be required to seek other alternatives for the Gizmondo Europe operations.

The Company has negotiated a $ 5 million bridge loan from an investment firm drawable over 5 weeks at the rate of $1 million per week commencing with the consummation of receipt of the funds by the investment firm. The is debt to be repaid by the large equity financing or from the cash flow or the company and is due and payable by February 28, 2005. It is convertible to stock in the event of a sale at a $.50 per share. The Company has not been able to draw down under the facility as of yet nor can any assurances be given that it will be able to draw down on the facility although it is working to achieve this on a daily basis.

ITEM: 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

During the fourth quarter 2005, the Company completed sales, of approximately 750,000 shares of its common stock for an aggregate purchase price of approximately $2.2 million. The share prices received from various parties ranged from $1.00 net of fees to $6.00 per share with the sums received varying in part as the common stock market price of free trading shares fluctuated in the market. 250,000 warrants were issued at $4.50 per share strike price expiring 12-31-06. The Company received funds net of all transaction costs. The Company negotiated the purchase price with all of those investors, based upon the market price of the securities at the time of the negotiation and with an appropriate discount for the restrictions on resale. Its common stock was issued to sophisticated, accredited foreign investors or foreign corporations in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. Each had access to financial information available in public markets and was given the opportunity to review the Company's books, records and other information that they requested. The Company will use a substantial portion of the funds at its Gizmondo Europe Ltd. subsidiary to fund operating requirements and debt service.

As noted in previous filings, from time to time, the Company issues shares to various companies and persons that provide products, game content and other content for the Gizmondo, and services to the Company including strategic partners, suppliers, distributors, independent contractors and employees, fund raising finders fees and professional advisors. The Company anticipates that it will continue this practice. The Company issued approximately 5 million shares to such service providers and employees in fourth quarter 2005 principally relating to launching the Gizmondo product in the USA and expensed approximately over $5 million for these services in fourth quarter of 2005. The share issuances transactions are non cash and do not negatively affect cash flow of the Company. Included in the above number and issued in negotiated arms length transactions was a provider of endorsements and entertainment services, issued in settlement of litigation, in consulting services related to shares, to employees and independent contractors in connection with the Gizmondo product launch in the USA to entities associated with the launch, and to miscellaneous vendors and providers of services to the Company's Gizmondo facility. The issuance of shares in some instances deferred litigation that might have been filed except for the issuance of such shares. These issuances were essential to the maintenance of operations of the UK based Gizmondo Europe Ltd. operations up to and through the date of this report.

Following the issuance of the shares pursuant to the transactions described in this Form 8K, the Company anticipates that it will have outstanding approximately 68.5 million common shares and warrants to purchase an aggregate of 845,525 common shares, at exercise prices ranging from $4.50 to $11.25, including cashless warrants, expiring from June 30, 2006 to September 30, 2009.


Item 8.01 OTHER EVENTS.

Early in the third quarter of 2005, HandHeld Games, Inc. filed suit against the Company for damages and costs in excess of $200 thousand as a result of a dispute between the Company and HandHeld Games over a game development contract for the game "Chicane". HandHeld Games subsequently advised the Company that its claim exceeds $900 thousand.

The Company entered into a settlement agreement as a result of court ordered mediation in the case in US Federal District Court. In the settlement, Gizmondo Europe LTd. is to pay to HandHeld Games the total settlement sum of $175,000 on the earlier of (a) the closing of a Tiger/Gizmondo equity financing of $3.5 million or more, or (b) February 28, 2006. The settlement payment shall be secured by a Confession of Judgment, against Tiger in the amount of $200,000, to be filed in the United States District Court for the Southern District of Florida in Miami, Florida. Plaintiff may not file, record, or otherwise attempt to execute this judgment unless Gizmondo fails to make the required settlement payment.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 Note, loan and Security Agreement executed January 7, 2006 re extended loan of Item 1:01 above.

Exhibit 10.02 Recordation of Patent Form re Loan and Security Agreement.


               None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.
(Registrant)


/S/ Michael W. Carrender       Chief Executive Officer         January 13, 2006
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